Exhibit 99.1

CMS Energy Exceeds Earnings Guidance in 2025, Raises 2026 Adjusted EPS Guidance

JACKSON, Mich., Feb. 5, 2026 – CMS Energy announced today reported earnings per share of $3.53 for 2025, compared to $3.33 per share for 2024. The company’s adjusted earnings per share for 2025 were $3.61, compared to $3.34 per share for 2024, exceeding the guidance range largely due to outperformance at NorthStar Clean Energy. CMS Energy also increased its annual dividend by 11 cents per share to $2.28 for 2026, the 20th increase in as many years.

CMS Energy raised its 2026 adjusted earnings guidance to $3.83 to $3.90 from $3.80 to $3.87 per share (*See below for important information about non-GAAP measures) and reaffirmed long-term adjusted EPS growth of 6 to 8 percent, with continued confidence toward the high end.

“CMS Energy had a successful year delivering for all stakeholders in 2025. Our accomplishments include constructive regulatory outcomes, solid cost performance at the Utility and strong results at NorthStar,” said Garrick Rochow, President and CEO of CMS Energy and Consumers Energy. “Our customers remain our top priority as the CMS Energy team works every day to improve reliability and affordability.”

CMS Energy (NYSE: CMS) is a Michigan-based energy provider featuring Consumers Energy as its primary business. It also owns and operates independent power generation businesses.

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CMS Energy will hold a webcast to discuss its 2025 year-end results and provide a business and financial outlook on Thursday, February 5, 2026 at 10:00 a.m. (EST). To participate in the webcast, go to CMS Energy’s homepage (cmsenergy.com) and select “Events and Presentations.”

Important information for investors about non-GAAP measures and other disclosures.

This news release contains non-Generally Accepted Accounting Principles (non-GAAP) measures, such as adjusted earnings. All references to net income refer to net income available to common stockholders and references to earnings per share are on a diluted basis. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, changes in accounting principles, voluntary separation program, changes in federal tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, or other items. Management views adjusted earnings as a key measure of the company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the company uses adjusted earnings to measure and assess performance. Because the company is not able to estimate the impact of specific line items, which have the potential to significantly impact, favorably or unfavorably, the company's reported earnings in future periods, the company is not providing reported earnings guidance nor is it providing a reconciliation for the comparable future period earnings. The company's adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for the reported earnings.

This news release contains "forward-looking statements." The forward-looking statements are subject to risks and uncertainties that could cause CMS Energy's and Consumers Energy's results to differ materially. All forward-looking statements should be considered in the context of the risk and other factors detailed from time to time in CMS Energy's and Consumers Energy's Securities and Exchange Commission filings.

Investors and others should note that CMS Energy routinely posts important information on its website and considers the Investor Relations section, www.cmsenergy.com/investor-relations, a channel of distribution.

Media Contacts: Katie Carey, 517/740-1739

Investment Analyst Contact: Travis Uphaus, 517/817-9241

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CMS ENERGY CORPORATION

Consolidated Statements of Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Twelve Months Ended
	12/31/25	12/31/24	12/31/25	12/31/24
Operating revenue	$2,233	$1,989	$8,539	$7,515

Operating expenses	1,798	1,564	6,812	6,028

Operating Income	435	425	1,727	1,487

Other income	61	61	310	344

Interest charges	201	180	789	708

Income Before Income Taxes	295	306	1,248	1,123

Income tax expense	53	51	246	176

Net Income	242	255	1,002	947

Loss attributable to noncontrolling interests	(47)	(10)	(69)	(56)

Net Income Attributable to CMS Energy	289	265	1,071	1,003

Preferred stock dividends	3	3	10	10

Net Income Available to Common Stockholders	$286	$262	$1,061	$993

Diluted Earnings Per Average Common Share	$0.94	$0.87	$3.53	$3.33

CMS ENERGY CORPORATION

Summarized Consolidated Balance Sheets

(Unaudited)

	In Millions
	As of
	12/31/25	12/31/24
Assets
Current assets
Cash and cash equivalents	$509	$103
Restricted cash and cash equivalents	106	75
Other current assets	2,857	2,612
Total current assets	3,472	2,790
Non-current assets
Plant, property, and equipment	30,680	27,461
Other non-current assets	5,789	5,669
Total Assets	$39,941	$35,920

Liabilities and Equity
Current liabilities (1)	$2,592	$2,261
Non-current liabilities (1)	8,740	8,345
Capitalization
Debt and finance leases (excluding securitization debt) (2)	18,313	15,866
Preferred stock and securities	224	224
Noncontrolling interests	567	518
Common stockholders' equity	8,920	8,006
Total capitalization (excluding securitization debt)	28,024	24,614
Securitization debt (2)	585	700
Total Liabilities and Equity	$39,941	$35,920

(1)   Excludes debt and finance leases.

(2)  Includes current and non-current portions.

CMS ENERGY CORPORATION

Summarized Consolidated Statements of Cash Flows

(Unaudited)

	In Millions
	Twelve Months Ended
	12/31/25	12/31/24
Beginning of Period Cash and Cash Equivalents, Including Restricted Amounts	$178	$248

Net cash provided by operating activities	2,235	2,370
Net cash used in investing activities	(4,038)	(3,054)
Cash flows from operating and investing activities	(1,803)	(684)
Net cash provided by financing activities	2,240	614

Total Cash Flows	$437	$(70)

End of Period Cash and Cash Equivalents, Including Restricted Amounts	$615	$178

CMS ENERGY CORPORATION

Reconciliation of GAAP Net Income to Non-GAAP Adjusted Net Income

(Unaudited)

	In Millions, Except Per Share Amounts
	Three Months Ended		Twelve Months Ended
	12/31/25	12/31/24	12/31/25	12/31/24
Net Income Available to Common Stockholders	$286	$262	$1,061	$993
Reconciling items:
Disposal of discontinued operations (gain) loss	-	*	-	*
Tax impact	-	(*)	-	(*)
Other exclusions from adjusted earnings**	5	*	19	6
Tax impact	(1)	(*)	(5)	(1)
State tax policy change	(*)	-	12	-
Voluntary separation program	-	-	-	*
Tax impact	-	-	-	(*)

Adjusted net income – non-GAAP	$290	$262	$1,087	$998

Average Common Shares Outstanding - Diluted	305.8	298.7	301.0	298.3

Diluted Earnings Per Average Common Share
Reported net income per share	$0.94	$0.87	$3.53	$3.33
Reconciling items:
Disposal of discontinued operations (gain) loss	-	*	-	*
Tax impact	-	(*)	-	(*)
Other exclusions from adjusted earnings**	0.01	*	0.05	0.01
Tax impact	(*)	(*)	(0.01)	(*)
State tax policy change	(*)	-	0.04	-
Voluntary separation program	-	-	-	*
Tax impact	-	-	-	(*)

Adjusted net income per share – non-GAAP	$0.95	$0.87	$3.61	$3.34

*	Less than $0.5 million or $0.01 per share.

**	Includes business optimization initiative, major enterprise resource planning software implementations, and unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy's interest expense.

Management views adjusted (non-Generally Accepted Accounting Principles) earnings as a key measure of the Company's present operating financial performance and uses adjusted earnings for external communications with analysts and investors. Internally, the Company uses adjusted earnings to measure and assess performance. Adjustments could include items such as discontinued operations, asset sales, impairments, restructuring costs, business optimization initiative, major enterprise resource planning software implementations, changes in accounting principles, voluntary separation program, changes in federal and state tax policy, regulatory items from prior years, unrealized gains or losses from mark-to-market adjustments, recognized in net income related to NorthStar Clean Energy's interest expense, or other items. The adjusted earnings should be considered supplemental information to assist in understanding our business results, rather than as a substitute for reported earnings.